                                                                     EXHIBIT 2.4

                         CITY OF MINNEAPOLIS, MINNESOTA
                                (CARE FIRST INC.)

                               VERIFICATION REPORT

                                 APRIL 30, 1999

                      [MCGLADREY&PULLEN, LLP LETTERHEAD]


                  INDEPENDENT ACCOUNTANT'S VERIFICATION REPORT


City of Minneapolis                             U.S. Bancorp Piper Jaffray Inc.
City Hall                                       222 South Ninth Street
Minneapolis, Minnesota                          Minneapolis, Minnesota

Care First Inc.                                 Firstar Bank of Minnesota, N.A.
3720 23rd Avenue South                          101 East Fifth Street
Minneapolis, Minnesota                          Saint Paul, Minnesota

Gray, Plant, Mooty, Mooty & Bennett, P.A.
3400 City Center
33 South Sixth Street
Minneapolis, Minnesota


Pursuant to the request of U.S. Bancorp Piper Jaffray Inc. (the "Financial Advisor") on behalf of the City of Minneapolis, Minnesota (the "Issuer") and Care First, Inc., we have performed certain procedures, as discussed below, in connection with the proposed defeasance of two of the Issuer's outstanding series of bonds (collectively referred to as the "Prior Bonds"), as summarized below:


                                                                       To Be Refunded                 Optional
                                                              ----------------------------           Redemption
                                                                   Amount       Maturities         Date and Price
                                                              -------------     ----------         --------------
-        Health Care Facilities Refunding                                       06/01/99              12/01/99
         Revenue Bonds (Care First Inc. Project),                                through                 at
         Series 1994 (the "1994A Bonds")                      $   4,195,000     06/01/12               102.00

-        Taxable Health Care Facilities Revenue                                 12/01/99              12/01/99
         Bonds (Care First Inc. Project), Series                                 through                 at
         1994 (the "1994B Bonds")                             $   8,365,000     12/01/19               102.00

The procedures were performed solely to assist the addressees of this report in evaluating the mathematical accuracy of certain schedules prepared by the Financial Advisor which indicate that there will be sufficient funds available in an escrow account to be established on April 30, 1999 to pay the remaining debt service payments and redemption premiums (the "Escrow Requirements") related to the Prior Bonds, assuming those Prior Bonds originally scheduled to mature on or after June 1, 2000 will be redeemed at 102.00 percent of par on December 1, 1999.

City of Minneapolis, Minnesota
Care First Inc.
Gray, Plant, Mooty, Mooty & Bennett, P.A.
U.S. Bancorp Piper Jaffray Inc.
Firstar Bank of Minnesota, N.A.
April 30, 1999
Page 2

The procedures we performed are summarized below.

1. We independently calculated the future cash receipts from two United States Treasury Notes (the "T-Notes") to be deposited to the escrow account on April 30, 1999 (Exhibit A-1), compared the future cash receipts to the Financial Advisor's schedules, and found the future cash receipts to be in agreement.

2. We independently calculated the Escrow Requirements related to the Prior Bonds using information from the Official Statements for the Prior Bonds, compared the Escrow Requirements to the Financial Advisor's schedules, and found the Escrow Requirements to be in agreement.

3. Using the results of our independent calculations described in procedures 1 and 2 above and using an assumed initial cash deposit of $356.25 to the escrow account on April 30, 1999, we prepared an escrow account cash flow schedule (attached hereto as Exhibit A). The resulting cash flow schedule indicates that there will be sufficient funds available in the escrow account to pay the Escrow Requirements on a timely basis.

4. We compared pertinent terms (i.e., the principal amounts, interest rates, maturity dates, and purchase prices) of the T-Notes to be acquired on April 30, 1999, as summarized herein, to the purchase confirmation notices provided by the Financial Advisor; we found the terms to be in agreement.

5. We compared pertinent terms of the Prior Bonds (i.e., debt service payment dates, annual maturity amounts, interest rates, and optional redemption provisions), as summarized on Exhibits A-2 and A-3, to the Official Statements for the Prior Bonds provided by the Financial Advisor; we found the terms to be in agreement.

Based on performing the agreed-upon procedures, we have found that those schedules provided by the Financial Advisor, when compared to those schedules prepared by us (attached hereto as Exhibits), are arithmetically accurate and reflect, based on the assumptions set forth herein, that there will be sufficient funds available in the escrow account to pay the Escrow Requirements related to the Prior Bonds.

This engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants (the "AICPA"). The sufficiency of these procedures is solely the responsibility of the specified users of the report. We make no representation regarding the sufficiency of the procedures summarized above, either for the purpose for which this report has been requested or for any other purpose.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on the achievability of the anticipated escrow account cash sufficiency. Accordingly, in accordance with standards for attestation services established by the AICPA, we do not express such an opinion. Had we performed an examination or performed additional procedures, other matters might have come to our attention that would have been reported to you.

City of Minneapolis, Minnesota
Care First Inc.
Gray, Plant, Mooty, Mooty & Bennett, P.A.
U.S. Bancorp Piper Jaffray Inc.
Firstar Bank of Minnesota, N.A.
April 30, 1999
Page 3


The results of our calculations with respect to the proposed transactions are summarized in the accompanying exhibits. The original computations, along with related characteristics and assumptions contained herein, were provided by the Financial Advisor on behalf of the Issuer. We relied solely on this information and these assumptions and limited our work to performing those procedures set forth above.

This report is issued solely for the information of, and assistance to, the addressees of this report and is not to be quoted or referred to in any document, except for required closing transaction documents. Additionally, this report should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. Under the terms of our engagement, we have no obligation to update this report because of events or transactions occurring subsequent to the date of this report.


                                              McGladrey & Pullen, LLP


Minneapolis, Minnesota
April 30, 1999

                                                                      EXHIBIT A
CITY OF MINNEAPOLIS MINNESOTA (CARE FIRST INC.)

ESCROW ACCOUNT CASH FLOW

                                                                                   Escrow
                                                                                Requirements
                                                       Total Cash                Related to
                                                      Receipts From              Prior Bonds
                                                         T-Notes                (Exhibits A-2              Cash
                      Date                            (Exhibit A-1)               and A-3)                Balance
======================================================================================================================
Initial cash deposit on April 30, 1999           $               -        $                 -      $            356.25

05/31/99                                                742,108.75                          -               742,465.00
06/01/99                                                         -                 739,301.25                 3,163.75
11/30/99                                             13,381,177.50                          -            13,384,341.25
12/01/99                                                         -              13,381,441.25                 2,900.00
                                                 ============================================
                                                 $    14,123,286.25       $     14,120,742.50
                                                 ============================================

                                                                    EXHIBIT A-1
CITY OF MINNEAPOLIS MINNESOTA (CARE FIRST INC.)

CASH RECEIPTS FROM T-NOTES


                                                                                                             Total Cash
  Receipt                 Purchase           Interest                                                       Receipts From
   Date                    Price               Rate               Principal              Interest              T-Notes
==========================================================================================================================
05/31/99            $            242,031.86    6.75%       $            235,000    $      507,108.75      $     742,108.75
11/30/99                      13,536,126.90    7.75%                 12,882,000           499,177.50         13,381,177.50
                    =======================             ==================================================================
                    $         13,778,158.76                $         13,117,000    $    1,006,286.25      $  14,123,286.25
                    =======================             ==================================================================

                                                                    EXHIBIT A-2
CITY OF MINNEAPOLIS MINNESOTA (CARE FIRST INC.)

ESCROW REQUIREMENTS RELATED TO 1994A BONDS

                                                                                                                       Escrow
                                                                                                                    Requirements
                                                     Interest                                   Redemption           Related To
  Date                               Principal         Rate                 Interest              Premium            1994A Bonds
================================================================================================================================
06/01/99                $                80,000        6.40%          $     157,401.25      $            -       $    237,401.25
12/01/99                              4,115,000(1)    Various               154,841.25           80,300.00          4,350,141.25
                        =======================                       ==========================================================
                        $             4,195,000                       $     312,242.50           80,300.00          4,587,542.50
                        =======================                       ==========================================================

(1) Consists of the following bonds to be paid or optionally redeemed on December 1, 1999:


          MATURITY                                                    INTEREST                     REDEMPTION
            DATE                        PRINCIPAL                       RATE                          PRICE
          ===================================================================================================
          12/01/99                   $    100,000                     6.50%                        100.00
          06/01/00                        100,000                     6.50%                        102.00
          12/01/00                        105,000                     6.75%                        102.00
          06/01/01                        110,000                     6.75%                        102.00
          12/01/01                        110,000                     7.00%                        102.00
          06/01/02                        115,000                     7.00%                        102.00
          12/01/02                        120,000                     7.10%                        102.00
          06/01/03                        125,000                     7.10%                        102.00
          12/01/03                        130,000                     7.25%                        102.00
          06/01/04                        130,000                     7.25%                        102.00
          06/01/12                      2,970,000                     7.75%                        102.00

                                                                    EXHIBIT A-3
CITY OF MINNEAPOLIS MINNESOTA (CARE FIRST INC.)

ESCROW REQUIREMENTS RELATED TO 1994B BONDS


                                                                                                               Escrow
                                                                                                            Requirements
                                                   Interest                            Redemption            Related to
  Date                     Principal                 Rate           Interest            Premium              1994B Bonds
=========================================================================================================================
06/01/99                $          -                   -         $     501,900.00   $            -      $      501,900.00
12/01/99                   8,365,000(1)            12.00%              501,900.00       164,400.00           9,031,300.00
                        ============                             ========================================================
                        $  8,365,000                             $   1,003,800.00   $   164,400.00      $    9,533,200.00
                        ============                             ========================================================

(1) Consists of the following bonds to be paid or optionally redeemed on December 1, 1999:


          Maturity                                                  Interest            Redemption
            Date                        Principal                     Rate                 Price
          ========================================================================================
          12/01/99                  $     145,000                    12.00%                 100.00
          12/01/19                      8,220,000                    12.00%                 102.00